EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

              This Stock Purchase Agreement (the “Agreement”), dated as of October 20, 2010, by and between ALL Fuels & Energy Company, a Delaware corporation (“AFSE”), and Loras Wolfe (“Buyer”).

WHEREAS:

WHEREAS, AFSE and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, Buyer desires to purchase and AFSE desires to issue and sell, upon the terms and conditions set forth in this Agreement, shares of common stock, $.01 par value per share, of AFSE (the “Common Stock”);

WHEREAS, the Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the shares of Common Stock set forth herein; and

              NOW THEREFORE, AFSE and the Buyer hereby agree as follows:

I. DEFINITIONS

              Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

              A.          “AFSE” shall mean ALL Fuels & Energy Company, a Delaware corporation.

              B.          “Agreement” shall mean this Stock Purchase Agreement and all exhibits hereto or amendments hereof.

              C.          “Buyer” shall mean the person acquiring the Common Stock of AFSE, pursuant to this Agreement.

              D.          “Knowledge of AFSE” or matters “known to AFSE” shall mean matters actually known to the Board of Directors or officers of AFSE, or which reasonably should be or should have been known by them upon reasonable investigation.

              E.          “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

              Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II. DISCLOSURES

              AFSE hereby incorporates herein the following documents by this reference (the “Referenced Documents”):

              A.          Quarterly Report on Form 10-Q, for the period ended June 30, 2010, as filed with the SEC;

              C.          Quarterly Report on Form 10-Q for the period ended March 31, 2010, as filed with the SEC; and

              D.          Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

              Buyer hereby acknowledges that he has had the opportunity to ask questions of, and receive answers from, the principals of AFSE regarding the disclosures contained in the documents incorporated herein by reference. Further, Buyer understands and acknowledges that AFSE is a development-stage company and may never earn a profit.

III. PURCHASE AND SALE

              AFSE hereby sells to Buyer and Buyer hereby buys from AFSE 5,000,000 shares of AFSE Common Stock. The Common Stock shall be sold to Buyer at the price and subject to all of the terms and conditions set forth herein.

IV. PURCHASE PRICE - PAYMENT

              Buyer shall deliver to AFSE the sum of $50,000 in payment of the 5,000,000 shares of Common Stock purchased by Buyer hereunder, a per share price of $.01, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V. ISSUANCE OF THE COMMON STOCK

              AFSE shall cause the shares of Common Stock purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI. THE EXCHANGE

              Upon the mutual execution of this Agreement, Buyer agrees to deliver forthwith the sum of $50,000 required to be delivered pursuant to paragraph IV hereof. Upon receipt of such funds, AFSE shall deliver to Buyer the shares of Common Stock purchased and sold hereunder.

VII. REPRESENTATIONS AND WARRANTIES OF AFSE

              AFSE represents and warrants to Buyer:

              A.          Organization and Corporate Authority. AFSE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. AFSE has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

              B.          Subsidiaries. AFSE has two subsidiary corporations: ALL Energy Company, a Delaware corporation; ALL Fuels - Steamboat Rock, LLC, an Iowa limited liability company; ALL Fuels - Jefferson, a Wisconsin limited liability company; ALL Fuels - Rosholt, LLC, a South Dakota limited liability company.

              C.          Options, Warrants and Rights. Prior to the consummation of the transactions contemplated by this Agreement, except as disclosed in the Referenced Documents, AFSE has no warrants or rights, conversion rights or other agreements for the purchase or acquisition from AFSE of any shares of its capital stock.

              D.          Issuance of the Common Stock. The shares of Common Stock, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of AFSE, will be issued in compliance with applicable state and federal laws.

              E.           Financial Condition; Use of Proceeds. AFSE is a development-stage company without significant revenues. AFSE requires substantial additional capital with which to implement its complete business plan. There is no assurance that AFSE will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized for general and administrative expenses and working capital.

              F.           Undisclosed or Contingent Liabilities. To the best knowledge of AFSE and to its officers and directors, AFSE has no material liabilities and, to the best knowledge of the officers and directors of AFSE, AFSE has no contingent liabilities.

              G.          Litigation. AFSE is not a party to any suit, action, proceeding, investigation or labor dispute (collectively “actions”) pending or currently threatened against it other than administrative matters arising in the ordinary course of business .

              H.          Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which AFSE is a party.

              I.            Title to Property and Assets. AFSE has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

              J.           Franchises and Permits; Taxes and Other Liabilities. To the knowledge of AFSE, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business. To the knowledge of AFSE, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

              K.          Governmental Consents. To the knowledge of AFSE, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of AFSE is required in connection with the valid execution, delivery and performance of this Agreement.

              L.          Authorization. All corporate action on the part of AFSE and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of AFSE’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of AFSE.

              M.         Regulatory Compliance. To the knowledge of AFSE, it is in compliance with all applicable environmental regulations relating to its business operations.

              N.          Employee Matters. To the knowledge of AFSE, it is in compliance with all laws and regulations applicable to employee-related matters.

              O.          Suppliers and Customers. To the knowledge of AFSE, its relations with its suppliers and customers are good.

VIII. REPRESENTATIONS AND WARRANTIES OF BUYER

              A.          Buyer is under no legal disability with respect to entering into, and performing under, this Agreement.

              B.          Buyer represents and warrants that he is an “accredited investor”, as that term is defined in Regulation D of the SEC, is financially responsible, able to meet his obligations and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

              C.          Buyer represents and warrants that he understands that the Common Stock has not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(6) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

              D.          Buyer represents and warrants that the Common Stock is not being purchased with a view to or for the resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

              E.          Buyer further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the Common Stock:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

IX. MISCELLANEOUS

              A.          Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                            if to AFSE, to:                   ALL Fuels & Energy Company

                                                                                      6165 N.W. 86th Street

                                                                                      Johnston, Iowa 50131

                                                                                      Facsimile No.: (419) 730-6068

                            with a copy to:                   Newlan & Newlan

                                                                                      800 Parker Square, Suite 205

                                                                                      Flower Mound, Texas 75022

                                                                                      Facsimile No.: (877) 796-3934

                            if to Buyer, to:                   Loras Wolfe

                                                                                      P. O. Box 175

                                                                                      Worthington, Iowa 52078

                            with a copy to:                                 ______________________

                                                                                                    ______________________

                                                                                                    ______________________

                                                                                                    Facsimile No.: (___) ___-____

              B.          Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

              C.          Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Minneapolis, Minnesota, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

              D.          Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Delaware.

              E.          Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

              F.           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

              G.          Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

              “AFSE”:                                                                                      “BUYER”:

              ALL FUELS & ENERGY COMPANY

                                                                                                                   /s/ LORAS WOLFE

                                                                                                                   Loras Wolfe

              By: /s/ DEAN E. SUKOWATEY

                            Dean E. Sukowatey

                            President